EXHIBIT (j)(ii)

Consent of Independent Accountants

To the Board of Trustees
The Hennessy Mutual Funds, Inc.:

We consent to the use of our report incorporated herein by reference and the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Accountants” in the Statement of Additional Information.

/s/ KPMG

January 26, 2004